UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 19, 2009

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, CA 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2009, we entered into indemnification agreements with each of our directors, executive officers and four other members of senior management, and access agreements with each of our directors.

The indemnification agreements provide rights that supplement those provided under Delaware law and in our Fourth Amended and Restated Bylaws. These agreements provide for the indemnification of the director or officer for certain reasonable expenses and liabilities incurred in connection with any action, suit or proceeding to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee or agent of the company, by reason of any action or inaction by them while serving as an officer, director or agent, or by reason of the fact that they were serving at our request as a director, officer, employee or agent of another entity.

Under the indemnification agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal action or proceeding, to situations where they had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is liable to us unless the court determines that indemnification is proper.

The access agreements provide our directors rights of access to certain corporate documents in connection with any action, suit or proceeding to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director of the company, by reason of any action or inaction by them while serving as a director, or by reason of the fact that they were serving at our request as a director of another entity.

We believe that the indemnification agreements and access agreements are necessary to attract and retain qualified persons as directors and officers.

The agreements are substantially in the form of the indemnification agreement attached to this 8-K as Exhibit 10.1, and the access agreement attached as Exhibit 10.2, which are incorporated here by reference. We expect to enter into similar agreements from time to time with newly appointed members of our board of directors or senior management.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document
10.1	Form of Indemnification Agreement for officers and directors

10.2	Form of Access Agreement for directors

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: June 19, 2009	RESMED INC.

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and Senior Vice President – Organizational Development

EXHIBIT INDEX

Exhibits:	Description of Document
10.1	Form of Indemnification Agreement for officers and directors

10.2	Form of Access Agreement for directors